ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements No. 33-20529, 33-31623, 33-48091 and 33-61803 on Form S-8 pertaining to the
1987 Stock Option Plan, the 1988 Stock Option Plan, the 1991 Stock Option Plan and the Director Stock Option Plan, respectively, of One Price Clothing Stores, Inc. of our report dated March 17, 1999 appearing in Form 10-K of One Price Clothing Stores, Inc. for the year ended January 30, 1999.

DELOITTE & TOUCHE LLP
Greenville, South Carolina
April 28, 1999